UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 22, 2008

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PARLUX FRAGRANCES, INC.

(Exact name of registrant as specified in its charter)

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DELAWARE	0-15491	22-2562955
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3725 S.W. 30th Avenue, Fort Lauderdale, Florida 33312

(Address of Principal Executive Office) (Zip Code)

954-316-9008

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

On July 22, 2008, Parlux Fragrances, Inc. (the "Company") and its subsidiary, Parlux Ltd., as borrowers, entered into a Loan and Security Agreement evidencing a $20 million asset based revolving credit facility with Regions Bank, as lender (“Credit Agreement").  The borrowings under the Credit Agreement may be used to refinance existing indebtedness, finance working capital needs, and for other general corporate purposes.  The borrowings under the Credit Agreement bear interest at a floating rate equal to 30-day LIBOR plus 2% per annum, and mature on July 22, 2010.

The Credit Agreement is secured by all of the assets of the borrowers.  Outstanding principal, accrued and unpaid interest and other amounts payable under the Credit Agreement may be accelerated upon an event of default, as such events are described in the Credit Agreement.  The Credit Agreement contains customary affirmative and negative covenants, including, among other things, the maintenance of a funded debt ratio, and a fixed charge coverage ratio.

This description of the Credit Agreement is qualified in its entirety by reference to the copy of such agreement filed as Exhibit 4.1 to this report, which is incorporated herein by this reference.

Item 2.03.

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 22, 2008, the Company entered into the Credit Agreement; the information required by Item 2.03 of Form 8-K is included in Item 1.01 of this report.

Item 9.01.

Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Loan and Security Agreement, dated as of July 22, 2008, between Parlux Fragrances, Inc. and Parlux Ltd., and Regions Bank.
99.1	Press Release dated July 23, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARLUX FRAGRANCES, INC.

By:	/s/ RAYMOND J. BALSYS
Raymond J. Balsys Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

Dated:  July 22, 2008

EXHIBIT INDEX

Exhibit No.	Description
4.1	Loan and Security Agreement, dated as of July 22, 2008, between Parlux Fragrances, Inc. and Parlux Ltd., and Regions Bank.
99.1	Press Release dated July 23, 2008.